Exhibit 5.1

               [Letterhead of Cadwalader, Wickershan & Taft LLP]

February 27, 2007

Frequency Electronics, Inc.
55 Charles Lindbergh Blvd.
Mitchel Field, NY 11553

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as special counsel to Frequency Electronics, Inc., a Delaware corporation (the "Company") in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of up to 1,159,635 shares of common stock, par value $1.00 per share, of the Company (the "Shares") to be issued and sold under the 2001 Incentive Stock Option Plan, the 2005 Stock Award Plan of Frequency Electronics, Inc. and the Frequency Electronics, Inc. Employee Stock Ownership Plan (collectively, the "Plans").

      In rendering the opinion set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Registration Statement, the Plans and such certificates, corporate and public records, agreements and instruments and other documents, including, among other things, the documents delivered on the date hereof, as we have deemed appropriate as a basis for the opinion expressed below. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to matters of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy of, the statements and representations of officers and other representatives of the Company and we have relied upon certificates and oral or written statements and other information obtained from the Company and public officials. Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company and others in connection with the preparation and delivery of this letter.

      We express no opinion concerning the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware. While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the Delaware General Corporation Law as we have deemed appropriate in connection with the opinion expressed herein. Except as described, we have neither examined nor do we express any opinion with respect to Delaware law.

      Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and delivered by the Company pursuant to the Plans, will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In doing so, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. Without our prior written consent, this letter is not to be relied upon, used, circulated, quoted or otherwise referred to by, or assigned to, any other person (including any person that acquires any Shares from you or that seeks to assert your rights in respect of this letter (other than your successor in interest by means of merger, consolidation, transfer of a business or other similar transaction)) or for any other purpose. In addition, we disclaim any obligation to update this letter for changes in fact or law or otherwise.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP